[Reflects all amendments through October 17, 2000]



                 BY-LAWS

                   OF

            GANNETT CO., INC.


               ARTICLE I.

        Meetings of Stockholders


             Section 1.  Annual Meetings:  The annual
meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such hour as shall each year be fixed by the Board of Directors.

             Section 2.  Special Meetings:  Except as
otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

             Section 3.  Place of Meeting:  Meetings of
stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be fixed by the Board of Directors in the case of meetings called by the Board, or by the Chairman of the Board in the case of meetings called by the Chairman, and specified in the notice of said meeting.

             Section 4.  Notice of Meetings:  Except as
otherwise permitted or provided by law or these By-laws, written notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting, whether annual or special, not less than ten (10) nor more than sixty (60) days before the day on which the meeting is to be held. A written waiver of notice of any meeting of stockholders, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except where expressly required by law.

             Section 5.  Organization:  At each meeting of
the stockholders, the Chairman of the Board, or in his absence, the Vice Chairman, or in the absence of both officers, an officer selected by the Chairman of the Board, or if the Chairman of the Board has made no selection, an officer selected by the Board, shall act as chairman of the meeting and the Secretary or, in his absence, an Assistant
Secretary, if one be appointed, shall act as secretary of the meeting. In case at any meeting none of the officers who have been designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or secretary of the meeting, as the case may be, shall be chosen by the vote of a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote at such meeting.

             Section 6.  Quorum and Conduct of
Meetings.

                  (a) At each meeting of the
             stockholders, except where otherwise
             provided by law, the holders of a majority of the issued and outstanding shares of each class of stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business and a majority in amount of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote, or, if no stockholder entitled to vote is present, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  (b)  The date and time of the opening
             and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
             (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.
             Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be conducted in accordance with the rules of parliamentary procedure.


Section 7.  Voting.

                       (a)  At each meeting of
                  stockholders every stockholder of
                  record of the Corporation entitled to
                  vote at such meeting shall be entitled
                  to one vote for each share of stock of
                  the Corporation registered in his name
                  on the books of the Corporation on the
                  record date for such meeting.  Each
                  stockholder entitled to vote at a
                  meeting of stockholders or to express
                  consent or dissent to corporate action
                  in writing without a meeting may
                  authorize another person or persons
                  to act for him by proxy.  Such proxy
                  shall be appointed by an instrument in
                  writing, subscribed by such
                  stockholder or by his attorney
                  thereunto authorized and delivered to
                  the secretary of the meeting, or shall
                  otherwise be executed and transmitted
                  as may be permissible under
                  applicable law; provided, however,
                  that no proxy shall be voted on after
                  three years from its date unless said
                  proxy provides for a longer period.  At
                  all meetings of the stockholders, all
                  matters (except where other provision
                  is made by statute, by the Certificate
                  of Incorporation or by these By-laws)
                  shall be decided by the vote of a
                  majority of the stock present in person
                  or by proxy and entitled to vote at the
                  meeting.  At each meeting of
                  stockholders for the election of
                  Directors, the voting for Directors
                  need not be by ballot unless the
                  chairman of the meeting or the
                  holders, present in person or by proxy,
                  of a majority of the stock of the
                  Corporation entitled to vote at such
                  meeting shall so determine.

                       (b)  The date and time of the
                  opening and the closing of the polls
                  for each matter upon which the
                  stockholders will vote at a meeting
                  shall be announced at the meeting.
                  No ballot, proxies or votes, nor any
                  revocations thereof or changes
                  thereto, shall be accepted by the
                  inspectors after the closing of the polls unless a proper court upon application by a stockholder shall determine otherwise.

                       (c)  The Corporation shall, in
                  advance of any meeting of
                  stockholders, appoint one or more
                  inspectors to act at the meeting and
                  make a written report thereof.  The
                  Corporation may designate one or
                  more persons as alternate inspectors
                  to replace any inspector who fails to
                  act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

                       (d)  The inspectors shall (i)
                  ascertain the number of shares
                  outstanding and the voting power of
                  each, (ii) determine the shares
                  represented at a meeting and the
                  validity of proxies and ballots, (iii)
                  count all votes and ballots, (iv)
                  determine and retain for a reasonable
                  period a record of the disposition of
                  any challenges made to any
                  determination by the inspectors, (v)
                  certify their determination of the
                  number of shares represented at the
                  meeting and their count of all votes
                  and ballots, and (vi) perform such
                  other duties as may be required by
                  law or designated by the Secretary of
                  the Corporation.  In performing their
                  duties, the inspectors of election shall follow applicable law and the instructions of the Secretary.

             Section 8.  List of Stockholders:  It shall be
the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make available, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for said ten (10) days, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at such meeting.

             Section 9.  Stockholder Action:  Any action
required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.


               ARTICLE II.

           Board of Directors


             Section 1.  General Power:  The property,
business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

             Section 2.  Number and Terms:  Except as
otherwise fixed pursuant to the provisions of Article
FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by majority vote of the entire Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

             Section 3.  Qualifications of Directors:   No
one shall be eligible to serve as a member of the Board of Directors after the first annual meeting of shareholders following his or her seventieth birthday, or, in the case of anyone who has at any time served as an executive of this Corporation, after the first annual meeting of shareholders following his or her sixty-fifth birthday or the date on which he or she retires under the Corporation's retirement plan, whichever occurs first. Every person who is elected a director of this Corporation at the 1989 annual meeting of shareholders of this Corporation or thereafter shall at the time of his or her election to the Board, and at all times during his or her tenure as a director, own, directly or beneficially (beneficial ownership to be determined in accordance with the Securities Exchange Act of
1934), at least one thousand shares of the common stock of this Corporation.

             Section 4.  Nominations:  Subject to the
rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange
Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.
The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

             Section 5.  Notice of Stockholder Business:
At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 5. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 5 and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

             Section 6.  Election:  At each annual meeting
of stockholders, Directors shall, except as otherwise required or provided by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at such meeting by the holders of stock entitled to vote in the election. Each Director shall hold office until his successor shall be elected and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided, or until he shall cease to qualify.

             Section 7.  Resignation:  Any Director of the
Corporation may resign at any time by giving notice in writing or by electronic transmission to the Corporation. The resignation of any Director shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

             Section 8.  Removal of Directors:  Any
Director may be removed from office, with cause, by the affirmative vote of the holders of record of a majority of the combined voting power of the outstanding shares of Stock entitled to vote generally in the election of directors, voting together as a single class and without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

             Section 9.  Newly Created Directorships and
Vacancies: Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

             Section 10.  First Meeting:  After each annual
election of Directors and on the same day, the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where regular meetings of the Board of Directors are held.
Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or which is approved by all the Directors by consent in writing or by electronic transmission.

             Section 11.  Regular Meetings:  Regular
meetings of the Board of Directors shall be held at such places and at such times as may from time to time be fixed by the Board. Notice of regular meetings need not be given.

             Section 12.  Special Meetings:  Special
meetings of the Board of Directors shall be held at any time upon the call of the Chairman of the Board or any two of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him by telegraph, cable, wireless or electronic transmission so addressed or shall be delivered personally or by telephone at least 24 hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise herein expressly provided. Notice of any meeting of the Board of Directors need not, however, be given to any Director, if waived by him in writing or by telegraph, cable, wireless or other form of recorded communication or electronic transmission or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the Directors of the Corporation then in office shall be present thereat.

             Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

             Section 13.  Quorum and Manner of Acting:
Except as otherwise provided by statute or by these By-laws, a majority of the authorized number of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the Directors present at the meeting shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the Director or Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

             Section 14.  Written or Electronic Consent:
Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

             Section 15.  Compensation:  The Board of
Directors shall have the authority to fix the compensation of Directors for services in any capacity and to provide that the Corporation shall reimburse each Director for any expenses paid to him on account of his attendance at any regular or special meeting of the Board. Nothing herein contained shall be construed so as to preclude any Director from serving the Corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving proper compensation therefor.

             Section 16.  Executive and Other
Committees: The Board of Directors may in its discretion by resolution passed by a majority of the Directors present at a meeting at which a quorum is present designate an Executive Committee and one or more other committees, each consisting of one or more of the Directors of the Corporation, and each of which, to the extent provided in the resolution and the laws of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority as to the following matters:

             (1)  The amendment of the Certificate of
                  Incorporation of the Corporation
                  (except as provided under the
                  Delaware General Corporation Law);

             (2)  The amendment of the By-laws of the
                  Corporation;

             (3)  Approval or recommending to
                  stockholders any action which must be
                  submitted to stockholders for approval
                  under the Delaware General
                  Corporation Law.

             Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members voting on any item of business, if a quorum votes, shall be the act of such committee. Any action required, or permitted to be taken at any meeting of a committee of the Board of Directors, may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.


             Section 17.  Indemnification.

                       (a)  Each person (including,
                  here and hereinafter, the heirs,
                  executors, administrators, or estate of
                  such person) (1) who is or was a
                  Director or officer of the Corporation,
                  (2) who is or was an agent or
                  employee of the Corporation other
                  than an officer and as to whom the
                  Corporation has agreed to grant such
                  indemnity, or (3) who is or was serving
                  at the request of the Corporation as its representative in the position of a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the General Corporation
                  Law of the State of Delaware as the
                  same exists or may hereafter be
                  amended against any fine, liability,
                  cost or expense asserted against him
                  or incurred by him in his capacity as
                  such director, officer, agent,
                  employee, or representative, or arising
                  out of his status as such director,
                  officer, agent, employee, or
                  representative.  The Corporation may
                  maintain insurance, at its expense, to
                  protect itself and any such person
                  against any such fine, liability, cost or expense, whether or not the
                  Corporation would have the power to
                  indemnify him against such liability
                  under the General Corporation Law of
                  the State of Delaware.

                       (b)   The right to indemnification
                  conferred in this Section shall be a
                  contract right and shall include the
                  right to be paid by the Corporation the
                  expenses incurred in connection with
                  any matter covered by paragraph (a)
                  of this Section 17 in advance of its
                  final disposition (hereinafter an
                  "advance payment of expenses").  If
                  the Delaware General Corporation
                  Law requires, however, an advance
                  payment of expenses incurred by an
                  indemnitee in his or her capacity as a
                  director or officer shall be made only
                  upon delivery to the Corporation of an
                  undertaking, by or on behalf of such
                  indemnitee, to repay all amounts so
                  advanced if it shall ultimately be
                  determined by final judicial decision
                  that such indemnitee is not entitled to
                  be indemnified for such expenses.
                  Such expenses incurred by other
                  employees, agents, or
                  representatives, or by directors or
                  officers who become the subject of a
                  lawsuit by reason of actions other than
                  in their capacity as a director or
                  officer, may be so paid upon such
                  terms and conditions as the Board of
                  Directors deems appropriate.

                       (c)  If a request for
                  indemnification is not paid in full within sixty days, or if a request for advance payment of expenses is not paid in full within twenty days, after receipt by the Corporation of the written request, the indemnitee may at any time thereafter, prior to such payment, bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in such suit, the indemnitee shall be entitled also to recover from the Corporation the expenses reasonably incurred in prosecuting the claim. Neither the failure of the Board of Directors, legal counsel, or the stockholders of the Corporation to make a determination that the indemnitee is entitled to indemnification, nor a determination by any of them that the indemnitee is not entitled to indemnification, for whatever reason, shall create a presumption in such a suit that the indemnitee has not met the applicable standard of conduct, nor shall it be a defense to such suit. In any such suit the burden of establishing that the indemnitee is not entitled to indemnification or an advance payment of expenses shall be on the Corporation.

                       (d)  The rights to
                  indemnification and advance payment
                  of expenses hereunder shall be in
                  addition to any other right which any
                  director, officer, employee, agent, or
                  representative may have under any
                  statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or directors, or otherwise.


              ARTICLE III.

                Officers


             Section 1.  Officers Enumerated:  The Board
of Directors, as soon as may be practicable after the annual election of Directors, shall elect a Chairman of the Board, a President, Chief
Executive Officer and Vice Chairman, one or more
Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice
President), a Secretary, a Treasurer, and a Controller and from time to time may elect or appoint such other officers as it may determine.
Any two or more offices may be held by the same person.

             Section 2.  Term of Office:  Each officer shall
hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his death or until he shall resign or until he shall have been removed in the manner hereinafter provided.

             Section 3.  Powers and Duties:  The officers
of the Corporation shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.

             Without limitation of the foregoing:

             (a)  Chairman of the Board:  The
                  Chairman of the Board shall preside at
                  all meetings of the Board and of the
                  Executive Committee of the Board and
                  at all meetings of stockholders.  He
                  shall be a director of the Corporation.
                  He shall be an ex officio member of all
                  committees of the Board, except the
                  Executive Compensation and the
                  Audit Committees.

             (b)  President, Chief Executive Officer and
                  Vice Chairman:  The President, Chief
                  Executive Officer and Vice Chairman
                  shall be the chief executive officer of
                  the Corporation and shall be a director
                  of the Corporation.  He shall be an ex
                  officio member of all committees of the
                  Board, except the Executive
                  Compensation and the Audit
                  Committees.

             (c)  Vice Presidents:  The Board of
                  Directors shall determine the powers
                  and duties of the respective Vice
                  Presidents and may, in its discretion,
                  fix such order of seniority among the
                  respective Vice Presidents as it may
                  deem advisable.

             (d)  Secretary:  The Secretary shall issue
                  notices of all meetings of the
                  stockholders and Directors where
                  notices of such meetings are required
                  by law or these By-laws and shall
                  keep the minutes of such meetings.
                  He shall sign such instruments and
                  attest such documents as require his
                  signature of attestation and affix the
                  corporate seal thereto where
                  appropriate.

             (e)  Treasurer:  The Treasurer shall have
                  custody of all funds and securities of
                  the Corporation and shall sign all
                  instruments and documents as require
                  his signature.  He shall perform all
                  acts incident to the position of
                  Treasurer, subject to the control of the Board of Directors.

             (f)  Controller:  The Controller shall be in
                  charge of the accounts of the
                  Corporation and he shall have such
                  powers and perform such duties as
                  may be assigned to him by the Board
                  of Directors.

             (g)  General Counsel:  The General
                  Counsel shall have general control of
                  all matters of legal import concerning
                  the Corporation.

             Section 4.  Temporary Absence:  In case of
the temporary absence or disability of any officer of the Corporation, except as otherwise provided in these By-laws, the Chairman of the Board, the President, the Vice Chairman, any Vice President, the Secretary or the Treasurer may perform any of the duties of any such other officer as the Board of Directors or Executive Committee may prescribe.

             Section 5.  Resignations:  Any officer may
resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

             Section 6.  Removal:  Any officer may be
removed, either with or without cause, at any time by action of the Board of Directors.

             Section 7.  Vacancies:  A vacancy in any
office because of death, resignation, removal or any other cause may be filled by the Board of Directors.

             Section 8.  Compensation:  The salaries of
the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving a proper compensation therefor.

             Section 9.  Contracts, Checks, etc.:  All
contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances.

             Section 10.  Proxies in Respect of Securities
of Other Corporations: Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President and Chief
Executive Officer, the Vice Chairman, a Vice
President, or the Secretary or an Assistant
Secretary or the Treasurer or an Assistant
Treasurer, or any one of them, may exercise or appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the Chairman of the Board, the President and Chief Executive Officer, the Vice
Chairman, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant
Treasurer may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the Chairman of the Board, the President and Chief Executive Officer, the Vice
Chairman, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant
Treasurer may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such ballots, consents, proxies, powers of attorney or other written instruments as they or either of them may deem necessary in order that the Corporation may exercise such powers and rights. Any stock or other securities in any other corporation which may from time to time be owned by or stand in the name of the Corporation may, without further action, be endorsed for sale or transfer or sold or transferred by the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, or a
Vice President, or the Secretary or an Assistant
Secretary or the Treasurer or an Assistant
Treasurer of the Corporation or any proxy appointed in writing by any of them.


               ARTICLE IV.

        Shares and Their Transfer


             Section 1.  Certificates of Stock:  Every
stockholder shall be entitled to have a certificate certifying the number of shares of stock of the Corporation owned by him signed by, or in the name of, the Corporation by the Chairman of the Board, or the President and Chief Executive Officer, the Vice Chairman, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar.

             Section 2.  Transfers:  Certificates shall be
registered for transfer on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.

             Section 3.  Lost, Destroyed or Mutilated
Certificates: The Corporation may issue a new certificate of stock of the same tenor and same number of shares in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed; provided, however, the Board of Directors or the Executive Committee or the Secretary of the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board or the Executive
Committee, sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

             Section 4.  Record Date:  The Board of
Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action.
If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day upon which the meeting is held, and (b) the date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

             Section 5.  Books and Records:  The books
and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

               ARTICLE V.

                  Seal

             The Board of Directors shall provide a
corporate seal, which shall be in the form of a circle
and shall bear the name of the   Corporation, the
year in which the Corporation was incorporated
(1971) and the words "Corporate Seal - Delaware" and such other words or figures as the Board of Directors may approve and adopt.


               ARTICLE VI.

               Amendments

             Except as otherwise provided by these By-laws, the Certificate of Incorporation, or by operation of law, the By-laws of the Corporation may be made, altered or repealed by vote of the stockholders at any annual or special meeting of stockholders called for that purpose or by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.